UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2005

IMAGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20525 Nordhoff Street, Suite 200, Chatsworth, California 91311

(Address of principal executive offices, including zip code)

(818) 407-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On October 18, 2005, the Company entered into indemnification agreements with each of its executive officers and directors.  The indemnification agreements provide for the maximum indemnity available to officers and directors and under Section 145 of the Delaware General Corporation Law and our certificate of incorporation, as well as additional procedural protections.  The agreements require the Company to indemnify officers and directors against liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct.  The agreements also require the Company to advance any expenses incurred by the officers or directors as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance if available on reasonable terms.

A form of Indemnification Agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(a)          Exhibits.

10.1         Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: October 24, 2005	By:	/s/ DENNIS HOHN CHO
		Name:	Dennis Hohn Cho
		Title:	Corporate Secretary